Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Adam C. Derbyshire	Mike Freeman	Mark R. Vincent
Vice President and	Director, Investor Relations and	Euro RSCG Life NRP
Chief Financial Officer	Corporate Communications
919-862-1000	919-862-1000	212-845-4239

SALIX PHARMACEUTICALS TO PRESENT AT

UBS WARBURG GLOBAL SPECIALTY

PHARMACEUTICALS CONFERENCE

RALEIGH, NC, May 30, 2003—Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP), a developer and marketer of prescription pharmaceutical products for the treatment of gastrointestinal diseases, today announced that the Company will present at the UBS Warburg Global Specialty Pharmaceuticals Conference in New York, NY on Thursday, June 5 at 11:00 a.m. ET

Interested parties can access a live audio web cast of the presentation at http://www.salix.com. A replay of the presentation will be available beginning at 2:00 p.m. ET, Thursday, June 5, and will be available through Thursday, June 12.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs; complete the required development and regulatory submission of these products; and market them through the Company’s 84-member gastroenterology specialty sales marketing team. Salix trades on the Nasdaq National Market under the ticker symbol “SLXP.”

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.

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Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of regulatory review and clinical trials, the need to acquire additional products and management of rapid growth. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.